November 13, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: Certification Required Under Section 906 of Sarbanes-Oxley Act of 2002

In  connection  with the  accompanying  report on Form 10-Q for the period ended
September 30, 2003, and filed with the Securities and Exchange Commission on the date hereof (the "Report"), We, Thomas R. Kaetzer, President and CEO of GulfWest
Energy Inc. (the "Company"),  and Richard L. Creel, Vice President of Finance of
the Company hereby certify that:

     1.   The report fully  complies with the  requirements  of Section 13(a) or
          15(d) of the Securities Exchange Act of 1934; and

     2.   The  information  contained  in the  Report  fairly  presents,  in all material respects,  the financial  condition and results of operations of the Company.

GulfWest Energy Inc.

/s/ Thomas R. Kaetzer
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By: Thomas R. Kaetzer
President and Chief Executive Officer

/s/ Richard L. Creel
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By: Richard L. Creel
Vice President of Finance